UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2017

PARKWAY, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

San Felipe Plaza 5847 San Felipe Street, Suite 2200,
Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip code)
(346) 200-3100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Parkway, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 23, 2017 (the “Annual Meeting”) at which the stockholders approved the Parkway, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”). The Board of Directors (the “Board”) of the Company adopted the 2017 ESPP, subject to stockholder approval, on February 28, 2017.

The 2017 ESPP allows eligible employees and directors of the Company to purchase shares of the Company’s common stock on a systematic basis at a price equal to 85% of the average purchase price of the fair market value of a share of the Company’s common stock on the last five trading days of the purchase period. Unless otherwise determined by the Compensation Committee of the Board, the first purchase period under the 2017 ESPP will begin on June 1, 2017 and will end on August 31, 2017, and thereafter the 2017 ESPP will have successive three-month purchase periods starting each year on September 1st, December 1st, March 1st, and June 1st. A participant in the 2017 ESPP may purchase an aggregate of $25,000 of the Company’s common stock in one calendar year. The maximum number of shares of the Company’s common stock reserved for issuance under the 2017 ESPP is 200,000. A description of the material terms of the 2017 ESPP is set forth under the heading “Proposals to be Voted on—Proposal 2—Approval of the 2017 Employee Stock Purchase Plan” in the Company’s 2017 Proxy Statement. The foregoing description of the 2017 ESPP is qualified in all respects by the terms of the 2017 ESPP, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders (i) elected the seven director nominees, (ii) approved the 2017 ESPP, (iii) approved the material terms for payment of performance-based compensation under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iv) approved, on an advisory basis, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

The results of the voting for the seven director nominees were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Avi Banyasz	39,752,759	568,077	27,290	2,358,602
James H. Hance, Jr.	39,518,146	802,929	27,053	2,358,601
James R. Heistand	39,852,822	468,298	27,007	2,358,602
Frank J. “Tripp” Johnson, III	39,759,194	561,841	27,091	2,358,602
Craig B. Jones	39,624,706	696,498	26,923	2,358,602
R. Dary Stone	39,725,069	595,951	27,108	2,358,601
James A. Thomas	39,620,039	701,242	26,846	2,358,602

The results of the voting for the approval of the 2017 ESPP were as follows:

For	Against	Abstain	Broker Non-Votes
39,413,140	37,980	38,591	2,358,601

The results of the voting for the approval of the material terms for payment of performance-based compensation under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, were as follows:

For	Against	Abstain	Broker Non-Votes
38,572,891	863,854	52,965	2,358,602

The results for the advisory vote for the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2017 fiscal year were as follows:

For	Against	Abstain
41,693,902	129,169	25,241

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Parkway, Inc. 2017 Employee Stock Purchase Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017	PARKWAY, INC.

	BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Parkway, Inc. 2017 Employee Stock Purchase Plan